EXHIBIT 10.2

          LEASE AGREEMENT BETWEEN RALPH L. BRASS AND ELITEAGENTS, INC.

                              Dated: March 4, 2000
            Premises: 39 Plymouth Street, Fairfield, NJ 07004 (84-2A)

                                TABLE OF CONTENTS
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1ST:  RENT PAYABLE AND TERM                                                 3

2ND:  USE OF THE PREMISES                                                   3

3RD:  COMPLIANCE WITH RULES AND REGULATIONS                                 3

4TH:  LANDLORD'S RIGHT TO ENTER PREMISES                                    3

5TH:  TENANT'S USE OR ASSIGNMENT                                            4

6TH:  LANDLORD'S CONSENT TO ALTERATIONS                                     4

7TH:  DAMAGE TO THE PREMISES                                                4

8TH:  LANDLORD'S RIGHT TO ENTER PREMISES                                    4

9TH:  LANDLORD'S RIGHT TO SHOW THE PREMISES                                 4

10TH: VACANCY OF PREMISES                                                   4

11TH: DAMAGE TO THE PREMISES                                                4

12TH: OBSTRUCTIONS TO WALKWAYS                                              4

13TH: SIGNAGE BY TENANT                                                     4

14TH: LANDLORD'S LIABILITY                                                  5

15TH: LANDLORD'S RIGHT TO RE-ENTER                                          5

16TH: SUBORDINATION OF THE LEASE                                            5

17TH: SECURITY DEPOSITS                                                     5

18TH: ENCUMBRANCE OF SECURITY BY TENANT                                     5

19TH: LANDLORD'S RIGHT TO TERMINATE                                         5

20TH: DEFAULT BY TENANT                                                     5

26TH: CONDEMNATION                                                          6

27TH: FORCE MAJEURE                                                         6

28TH: QUIET ENJOYMENT                                                       6

29TH: SUCCESSORS AND HEIRS                                                  6

30TH: PLURAL INTERPRETATION                                                 6

31ST: TENANT'S RIGHT TO SUBLET                                              6

32ND: CONSENT BY LANDLORD FOR SIGNAGE                                       7


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33RD: NOTICES                                                               7

34TH: UTILITIES                                                             7

35TH: CLEANLINESS OF THE PREMISES                                           7

36TH: DISCHARGE OF LIENS AND ENCUMBRANCES                                   7

37TH: RIGHTS OF LANDLORD RE. RECEIVERSHIP ETC.                              7

38TH: RIGHT OF LANDLORD TO SEEK INJUNCTION                                  7

39TH: LANDLORD'S REMEDIES ARE CUMULATIVE                                    7

40TH: LANDLORD'S RESPONSIBILITY                                             7

41ST: TENANT'S RESPONSIBILITY TO MAINTAIN                                   8

42ND: MUTUAL RELEASE FROM LIABILITY                                         8

43RD: STATEMENT OF RECORDATION                                              8

44TH: IDENTIFICATION OF BROKER(S)                                           8

45TH: FINANCIAL STATEMENTS                                                  8

46TH: REQUIREMENTS OF FOREIGN CORPORATIONS                                  8

47TH: OBLIGATIONS OF TENANTS ARE JOINT & SEVERAL                            8

48TH: MAINTENANCE OF SPRINKLER SYSTEM                                        8

49TH: INSURANCE                                                             8

50TH: REAL ESTATE TAXES AND ASSESSMENTS                                     9

51ST: WALK-THROUGH INSPECTIONS                                              10

52ND: ATTORNEY'S FEES                                                       10

53RD: SIGNAGE BY LANDLORD                                                   10

54TH: ALTERATION TO TAXATION                                                10

55TH: LESSEE'S RIGHTS IN CONDEMNATION                                       10

56TH: OPTION TO RENEW                                                       11

57TH: TENANT'S COMPLIANCE WITH ENVIRONMENTAL ISSUES                         12

58TH: INDEMNIFICATION OF LANDLORD FROM TOXIC WASTE & POLLUTION              12

59TH: NET LEASE                                                             13

EXHIBIT A

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THIS LEASE AGREEMENT ("LEASE"), Between

RALPH L. BRASS & COMPANY 140 New Dutch Lane, Fairfield, New Jersey 07004 as Landlord and ELITEAGENTS, INC. a New Jersey corporation with offices located at 373D Route 46 East, Fairfield, NJ, 07004, as Tenant.

WITNESSETH: That the said Landlord has let unto the said Tenant and the said Tenant has hired from the said Landlord, the following premises: 17,496 Square feet of a 51,782 square foot industrial building located at 39 Plymouth Street, Township of Fairfield, County of Essex, NJ 07004 (84-2A) and parking to include the five spaces adjacent to the front entrance of the Premises and common area parking available to Tenant and others on a first come first served basis. The Premises as set forth on Exhibit A herein are subject to such facts as an accurate survey may disclose, easements, rights of way and restrictions of record, none of which restrictions, however, shall prevent the use of the land and building for the purposes set forth in this Lease. The Lease shall be for a term of Sixty (60) months commencing on July 1, 2000 and terminating on June 30, 2005. Tenant may take occupancy of the Premises on April 1, 2000, and must pay for such out-of-pocket expenses as, but not necessarily limited to, taxes, utilities, (electric, gas, water and sewer) snow removal and outside grounds maintenance and insurance. The Premises shall be used and occupied for offices for a financial services company and for any other lawful purposes, upon the and all conditions and covenants following:

1st : That the Tenant shall pay the annual rent of:

              July 1, 2000-June 30, 2001             $166,212.00
              July 1, 2001-June 30, 2002             $192,456.00
              July 1, 2002-June 30, 2005             $215,726.00


to be paid to the Landlord at 140 New Dutch Lane, Fairfield, NJ 07004 or such other place as may hereafter be reasonably designated by the Landlord; said rent to be paid in equal monthly payments in advance on the first day of each and every month during the term aforesaid as follows:

              July 1, 2000-June 1, 2001              $13,851.00
              July 1, 2001-June 1, 2002              $16,038.00
              July 1, 2002-June 1, 2005              $17,977.17



In addition to this rent the Tenant shall pay all of the sums of money hereinafter on the Tenant's part agreed to be paid, with the exception that the first monthly payment of rent shall be paid upon execution of this Lease.

2nd: That the Tenant shall take reasonable care of the Premises and shall, at the Tenant's proportionate share of the cost and expense make all repairs and maintain the inside and outside of the building, including paving on the Premises and the shrubbery and lawn and any replacements thereof on the demised premises, all at the Tenant's own cost, during the term of this Lease, except as otherwise stated in this Lease; and at the end or other expiration of the term, shall deliver up the Premises in reasonable order or condition, reasonable wear and tear excepted.

3rd: That the Tenant shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal State and City Government and of any and all their departments and bureaus applicable to the Premises, for the correction, prevention, and abatement of nuisances, violations or other grievances, in, upon or connected with the Premises during said term; and shall also promptly comply with all rules, orders, and regulations of the Board of Fire Underwriters, or any other similar body, for the prevention of fires, at the Tenant's own cost and expense; provided, that if the Premises as let to Tenant did not comply with any governmental statutes, orders, regulations and requirements the Landlord will be responsible at its expenses to cause the Premises to comply.

4th: That in case the Tenant or Landlord shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant or Landlord shall fail or neglect to make any necessary repairs, then the other party or its agents may enter the Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the responsible party and in case of the Tenant's failure to pay therefor,

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the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of the Tenant.

5th: That the Tenant shall not permit or suffer the Premises to be occupied for any business or purpose reasonably deemed disreputable or extra-hazardous on account of fire.

6th: Other than as set forth on Exhibit A, no alterations, material additions or improvements shall be made in or to the Premises without the consent of the Landlord in writing, which consent shall not be unreasonably withheld, and all additions and improvements made by the Tenant shall belong to the Landlord. It is expressly agreed that all equipment and fixtures of any nature brought by Tenant to the Premises shall be the property of Tenant and removed by the Tenant upon the termination of the Lease. Landlord will sign Lien Release on equipment and fixtures.

7th: In case of damage, by fire or other cause, to the building in which the Premises are located, if the damage is so extensive as to amount practically to the total destruction of the Premises or of the building and if the Landlord shall within a reasonable time, not to exceed ninety (90) days, decide not to rebuild, this Lease shall cease and come to an end, and the rent shall be apportioned to the time of the damage. In all other cases where the Premises are damaged by fire without the fault of the Tenant or of Tenant's agents or employees, the Landlord shall immediately begin to repair and complete in a reasonably timely manner the damage with after notice of damage, and if the damage has rendered the Premises untenantable, in whole or in part, there shall be an apportionment of the rent until the damage has been repaired. In determining what constitutes reasonable dispatch consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond the Landlord's control. The Tenant shall immediately notify the Landlord of damage to the Premises.

8th: That said Tenant agrees that the Landlord and its agents, and other representatives, shall have the right to enter into and upon said Premises, or any part thereof, upon reasonable notice and no more than twice a year for purposes of inspection, at reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be reasonably necessary for the safety and preservation thereof.

9th: The Tenant also agrees to permit the Landlord or its agents to show the Premises to persons wishing to purchase the same, upon reasonable notice and no more than twice a year; and the Tenant further agrees that during the nine [9] months prior to the expiration of the term, the Landlord or its agents shall have the right to place a reasonable notice on the front of said Premises, or any part thereof, which does not interfere with Tenant's business, offering the Premises "To Let" or "For Sale," and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

10th: That if the Premises, or any part thereof, shall become vacant during the said term or should the Tenant be evicted by summary proceedings or otherwise, the Landlord or Landlord's representatives may re-enter the same, and re-let the said Premises as the agent of the said Tenant and receive the rent thereof; applying the same, first to the payment of such reasonable expenses as the Landlord may be put to in re-entering and then to the payment of the rent due by these presents; the balance (if any) to be paid over to the Tenant who shall remain liable for any deficiency.

11th: The Tenant shall replace, at the expense of Tenant, any and all broken glass in and about the Premises and insure, and keep insured, all plate glass in the Premises. Bills for the premiums therefore, shall be payable by Tenant and the amount thereof shall be deemed to be and be paid as, additional rental. Damage and injury to Premises, caused by the carelessness, negligence or improper conduct on the part of the said Tenant or the Tenant's agents or employees, shall be repaired as speedily as possible by the Tenant at the Tenant's own cost and expense. All windows and doors are in good repair and working order.

12th: That the Tenant shall neither encumber nor obstruct the sidewalk in front of, entrance to or halls and stairs of said building, nor allow the same to be obstructed or encumbered in any manner.

13th: The Tenant shall neither place, nor cause, nor allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said Premises nor any other part of same except in or at such place or places as may be indicated by the said Landlord and consented to by Landlord in writing, which consent shall not be unreasonably withheld. The Landlord agrees Tenant may place signage on glass exterior surfaces of the Premises and on the existing sign board located at the front of the complex. And in case it is reasonably

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necessary to remove any such sign or signs in order to paint or to make any other repairs, alterations or improvements in or upon the Premises or the building wherein same is situated or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord's expense whenever the said repairs, alterations or improvements shall have been completed.

14th: It is expressly agreed and understood by and between the parties to this Lease, that the Landlord shall not be liable for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, unless caused by or due to the negligence or intentional acts of Landlord.

15th: That if material default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to re-enter the Premises after notice and time to cure the default by Tenant, and to have again, re-possess and enjoy.

16th: That this Lease shall not be a lien against the Premises in respect to any mortgages that are now on or that hereafter may be placed the Premises. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease irrespective of the date of recording. Landlord shall make its best efforts to secure a non-disturbance and quiet enjoyment agreement from mortgagor if any. The Tenant agrees to execute reasonable instruments, which may be deemed reasonably necessary to further effect the subordination of this Lease to any such mortgage or mortgagee.

17th: The Tenant has this day deposited with the Landlord the sum of $50,301.00 as security for the full and faithful performance by the Tenant of all of the terms and conditions upon the Tenant's part to be performed, which said sum shall be returned to the Tenant, without interest, after the time fixed as the expiration of the term herein, provided the Tenant has materially carried out all of the terms, covenants and conditions on the Tenant's part to be performed. In the event of a bona fide sale, subject to this Lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord herein under, unless said sums have actually been received by said mortgagee as security for the Tenant's performance of this Lease.

18th: That the security deposited under this Lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

19th: THIS PARAGRAPH INTENTIONALLY LEFT BLANK

20th: It is expressly understood and agreed that in case the Premises shall be deserted or vacated, or if default be made in the payment of the rent or any part thereof as herein specified, or if, without the consent of the Landlord, which is not unreasonably withheld, the Tenant shall sell, assign, or mortgage this Lease or if default be made in the performance of any of the covenants and agreements in this Lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government or of any and all their departments and bureaus, applicable to the Premises, or if the Tenant shall file or there be filed against Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this Lease and the term hereof, after giving to the Tenant sixty (60) days' notice for non-monetary defaults and thirty (30) days notice for monetary defaults, in writing, of the Landlord's intention so to do, and at the end of the notice period, if the default has not been cured, this Lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this Lease for the expiration hereof. Such notice must be given in accordance with the notice provisions of this Lease.

21st: The Tenant shall pay the rent or charge, which may, during the term, be assessed or imposed for the water used or consumed in or on the Premises, determined by meter or required minimum charge, as soon as and when the same may be assessed or imposed.

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22nd: That the Tenant will not, nor will the Tenant permit undertenants or other persons to do anything in the Premises, or bring anything into Premises, or permit anything to be brought into Premises or to be kept therein, which will in any way increase the rate of fire insurance on said Premises, nor use the Premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the Tenant agrees to pay within 30 days of demand, any such increase.

23rd: If, after default in payment of rent or violation of any other provision of this Lease, and after notice as set forth herein, or upon the expiration of this Lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said, expiration of Lease, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

24th: The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

25th: In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the reentry of the Landlord under the terms and covenants contained in this Lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected, if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained. Landlord will use its best efforts to relet the Premises to mitigate damages.

26th: If the whole or any part of the Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding. Tenant shall have no claim against Landlord for the value of any unexpired term of said Lease. Tenant shall have the right to pursue any and all legal remedies.

27th: This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or implied to be supplied or is unable to make or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or any other matter beyond the control of the Landlord.

28th: Landlord covenants and warrants that the Tenant, on paying of the said rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the Premises for the term aforesaid provided.

29th: And it is further understood and agreed that the covenants and agreements herein contained are binding on the parties hereto and upon their respective successors, heirs, executors, administrators and assigns.

30th: It is further expressly agreed that the words used in the singular shall include words in the plural where the text of this Lease so requires.

31st: The Tenant shall have the right to sublet all or part of the Premises, provided the Tenant shall at all times remain liable for the full performance of each and every covenant of this Lease on the Tenant's part to be performed. The Tenant shall notify the Landlord immediately upon each subletting, setting forth the area subleased and the name and address of the subtenant. The Tenant shall require the permission of the Landlord to sublease and this permission shall not be unreasonably withheld.

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Any surplus moneys made above the Lease, but net of Tenant's improvements made to effectuate a sublease, commissions paid by Tenant to real estate companies or common area maintenance charges borne by Tenant on a continuing basis after said sublease, on a sublease or assignment basis shall be divided equally between the Landlord and the Tenant and such right for subleasing or assignment shall not be unreasonably withheld. The 50% excess rental above the then applicable rental per square foot will be paid as rental on a monthly basis.

32nd: The consent of the Landlord to the placement of any sign or signs shall not be unreasonably withheld. Any sign or signs consented to by the Landlord to be placed in or about the Premises shall be placed at the Tenant's own cost, expense and risk, and such sign or signs shall be in compliance with all rules, laws, regulations and ordinances. Any sign so placed by the Tenant shall be maintained at the Tenant's cost and expense, and the Tenant shall and does hereby indemnify and save harmless the Landlord against any damage, loss or injury of any kind whatsoever caused by such sign or signs.

33rd: All notices required in this Lease shall be in writing. All notices required to be given to the Tenant shall be given by registered or certified mail, return receipt requested, addressed to the Tenant c/o Richard T. Beard Esq., CALLISTER, NEBEKER & McCULLOUGH, Gateway Tower East Suite 900, 10 East South Temple, Salt Lake City, Utah 84133, (801) 530-7300. All notices required to be given to the Landlord shall be given by registered or certified mail, return receipt requested, addressed to the Landlord at the address designated in this Lease or to such other persons or places as may be hereafter designated in writing by the Landlord. The mailing of any notice in the manner set forth shall be construed as service of such notice.

34th: The Tenant shall pay for all gas, fuel, electricity and all other utilities in addition to the provisions contained in Paragraph 21st. The Landlord shall not be liable for any interruption or delay in any of the foregoing services for any mason other than Landlord's negligence or intentional conduct. Landlord represents that all utilities (gas, electric, water & sewer), for the Premises are separately metered and are in good working order.

35th: The Tenant shall keep the Premises and all parts thereof in a clean and sanitary condition and free from trash. The Tenant further agrees to keep the sidewalks of the Premises clean and free of snow and ice.

36th: If, because of any act of the Tenant, any mechanic's lien, security instrument or other lien be filed against the Premises, the Tenant shall, at the Tenant's own cost and expense, cause the same to be canceled and discharged of record or bonded within thirty (30) days after the filing thereof and, further, the Tenant shall indemnify and save harmless the Landlord from and against any and all costs, expenses, claims, loss or damages, including reasonable counsel fees resulting there from or by reason thereof.

37th: No receipt of money by the Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, continue or extend the term of this Lease or affect any notice theretofore given to the Tenant or to any such receiver, trustee, custodian or debtor in possession Or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Premises for any of the causes therein enumerated by any lawful remedy, and the failure of the Landlord to enforce any covenant or condition by mason of its breach by the Tenant after notice, shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

38th: In addition to any other legal remedies for violation or breach by or on the part of the Tenant or by any under-tenant or by any one holding or claiming under the Tenant or any one of them, of the restrictions, agreements or covenants of this Lease on the part of the Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord.

39th: The rights and remedies given to the Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

40th: The Landlord shall, during the term of this Lease, at the Landlord's own cost and expense, make all roof structural steel and exterior wall repairs except when such repairs are caused by the negligence of the Tenant or the Tenant's servants, agents, licensees or invitees; provided, however, that the Landlord shall be responsible for and make such repairs only after notice from Tenant requesting the repairs. Landlord represents that the foregoing systems are in good working order and condition.

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41st: The Tenant shall, at the Tenant's own cost and expense, in addition to the requirements set forth in Paragraph 2nd, maintain the heating system, air conditioning system, if any, and other systems, fixtures and equipment belonging to the Landlord and contained in the Premises, and at the expiration of the term, deliver the foregoing in good order and condition, damages by the elements and ordinary wear and tear excepted. Landlord represents they are now in good order and condition.

42nd: The Tenant hereby releases the Landlord and the Landlord hereby releases the Tenant from any liability arising out of a loss covered by any fire insurance and extended coverage insurance policy or policies, provided a clause similar to the following is contained in the insurance policy or policies: "Any written agreement of release from liability entered into by the insured prior to the occurrence of any loss hereunder shall not affect this policy or the right of the insured to recover hereunder."

43rd: At the reasonable request of the Landlord the Tenant shall execute a short statement of this Lease for purposes of recording the existence of the Lease.

44th: The Landlord and the Tenant hereby represent to each other that the only real estate brokers instrumental in effecting this Lease are: ASSOCIATED REALTY, INC. and ALLIED REALTY, INC. The Landlord agrees to pay these real estate brokers a commission in accordance with a separate Commission Agreement.

45th: The Tenant shall furnish financial statements and such other data as may be reasonably required by the Landlord or by the Landlord's lending institution; provided that such information shall be kept confidential by Landlord and returned to Tenant upon termination of the Lease.

46th: THIS PARAGRAPH INTENTIONALLY LEFT BLANK

47th: The obligations of the Tenant, if there be more than one, to the performance of the terms, conditions and covenants of this Lease, shall be joint and several.

48th If the Premises has a sprinkler system, the Tenant shall, at the Tenant's own cost and expense, in addition to the requirements set forth in Paragraph. 2nd, maintain the sprinkler system in the Premises. Landlord represents the system is now in good order and condition. All water utility charges and fees with regard to the sprinkler system shall be paid by the Tenant. If the Board of Fire Underwriters or any state or municipal government requires or recommends any changes, alterations or additional sprinkler heads or other equipment be made by reason of the Tenant's business or location of partitions, trade fixtures or other contents, or such changes, alterations or additional sprinkler heads or other equipment becomes necessary to prevent imposition of a charge against the full allowance for sprinkler system in the fire insurance rate as fixed by the Board of Fire Underwriters the Tenant shall, at the Tenant's own cost, promptly make and supply such changes, modifications, additional sprinkler heads or other equipment. At the expiration of the term, the Tenant shall deliver the sprinkler system in good order and condition, reasonable wear and tear excepted.

49th: A. At all times' during the Lease term and at the Tenant's cost, Landlord shall maintain insurance on the buildings and improvements on the Premises as well as all building improvements, alterations, additions and replacements made after the commencement of the Lease, with responsible insurance companies authorized to do business in the State of New Jersey and approved by the Landlord and the Landlord's mortgagee, if any, covering: (a) loss or damage by fire; (b) loss or damage by other perils contemplated within extended coverage endorsements (as such endorsements are customarily written in the State); (c) War Risk insurance, when available; and (d) Such other perils as shall be reasonably required by the Landlord. This insurance shall: (1) Name the Landlord and the Landlord's mortgagee, if any, as the insured and provide that any loss shall be payable to the Landlord and the Landlord's mortgagee, if any, as their respective interests may appear; (2) Be in an amount not less than the reasonable insurable value; (3) Provide that no act of the Tenant shall impair the rights of the Landlord or the Landlord's mortgagee, if any, to receive and collect the insurance proceeds; and (4) Provide that the rights of the Landlord or the Landlord's mortgagee, if any, shall not be diminished because of any additional insurance carried by the Tenant for the Tenant's own account. Tenant shall pay 28.8% of the premium

          B. At all times during the Lease term and at the Tenant's cost, the Tenant shall maintain for the benefit of the Landlord and the Tenant, general liability insurance with responsible insurance companies authorized to do business in the State of New Jersey and approved by the Landlord, covering claims for bodily injury, death or property damage occurring in or about the Premises including any sidewalks adjoining the demised premises. This insurance shall be in an amount of not less than $1,000,000.00 in the event of bodily injury or death to any one person, not less than $1,000,000.00 in respect of any one accident, and not less than $200,000.00 for property damage.

          C. The Tenant shall promptly deliver to the Landlord the original policies of insurance, provided in Subparagraph B above, together with proof of payment of the premiums for these policies, and if there be a mortgage on the demised premises, an additional copy of these policies upon the request of the Landlord. The Tenant shall promptly deliver to the Landlord a certificate of general liability insurance, as provided in subparagraph B above, together with proof of payment of the premium for these policies. The Certificates of Insurance shall contain provision for 30 days notice to the Landlord prior to any cancellation, modification or amendment thereof.

          D. If the Tenant fails to obtain the insurance as provided in this Lease, or fails to pay all premiums due on these insurance policies, the Landlord may obtain this insurance and pay the required premiums. The Tenant shall pay the Landlord these premiums, together with interest, on the date on which the next month's rent is due. If the Tenant fails to pay these premiums together with interest, the Landlord shall have the same remedy as provided in this Lease for the default in the payment of rent.

          E. If the rating for fire insurance for the permitted zoned uses applicable to the building of which the Leased premises are a part shall be increased so as to produce an increment in fire insurance premiums because of and due to the manner in which the Tenant uses and occupies the Premises, then such increase in fire insurance premiums occasioned thereby shall be paid by Tenant to Landlord within twenty
          (20) days after written demand, together with the evidence as to the reason for such increase occasioned by Tenant's conduct, which said obligation shall be deemed additional rent under the Lease. Landlord and/or his tenants occupying the balance of the Premises shall be responsible, at their sole cost and expense, for any increase in premiums as may be occasioned or due to the manner in which the balance of the premises shall be used and occupied.

50th: A. The Tenant shall pay and discharge as additional rent to the Landlord or the Landlord's mortgagee, if any, any and all real estate taxes and assessments assessed and levied by the Township of Fairfield, New Jersey against Premises. Landlord represents no taxes are owing or assessed against the Premises as of the date hereof.

          B. All real estate taxes and assessments which shall become payable for the first and last year of the term hereof shall be apportioned pro rata between the Landlord and the Tenant in accordance with the respective number of months during which each party shall be in possession of the Premises in the respective tax year.

          C. The Tenant shall pay and discharge the real estate taxes and assessments by paying to the Landlord or the Landlord's mortgagee, if any. on the first day of each month during the term of this Lease commencing on the day the first installment of rent shall be due, a sum equal to 1/12th of the real estate taxes and assessments which will, from time to time, become due and payable during the then current calendar year. If, at any time, when a payment is required to be made, the amount of the real estate taxes and assessments for the then calendar year shall not be known, the Tenant shall pay to the Landlord or the Landlord's mortgagee, if any, such 1/12th of the real estate taxes and assessments paid during the preceding year; and immediately upon the ascertainment of the amount of the real estate taxes and assessments for the entire of the then calendar year, adjustment shall be made and the Tenant shall pay the difference, if any, between the sums so paid by the Tenant for real estate taxes and assessments hereunder and the amount of such real estate taxes and assessments, or the Landlord shall credit the excess, if any, against the next tax and assessment payment thereafter becoming due.

          D. The Landlord shall have like remedies for default by the Tenant in the payment of the real estate taxes and assessments set forth above, as provided in this Lease for default in the payment of the fixed money rent reserved in this Lease.

          E. At all times during the term of this Lease, the Tenant shall deposit with the Landlord, an amount of sufficient funds to enable the Landlord to pay, in a timely fashion, the taxes due on the Premises; i.e., if the Tenant's occupancy were hypothetically January 1st of any given year, it would be necessary with the January rental for the Tenant to have deposited with the Landlord the equivalent of 3/12ths of the taxes so that the Landlord could pay the first quarter taxes which would be due on February 1st of that year.

51st: A. Landlord and Tenant agree that they will, semi-annually, undertake a walk- through inspection with their respective representatives for the purpose of inspecting the Premises in order to evaluate the degree of maintenance, repair and preventative maintenance being carried on at the Premises as required by Landlord and Tenant hereunder. Landlord and Tenant agree to make such appointment at a mutually agreeable time within ten (10) days after the written request of either party.

B. Tenant agrees that it will enter into a contract with a reputable heating, ventilating and air-conditioning service company in order to provide annual maintenance and inspection of the heating, ventilating and air-conditioning system and equipment, which inspection shall be made not less than semi-annually during the heating and air-conditioning seasons. Tenant shall furnish to Landlord a copy of its contract at Landlord's request.

52nd: The Tenant agrees to pay as additional rent all reasonable attorneys' fees and other expenses incurred by the Landlord in enforcing any of the obligations under this Lease.

53rd: The Landlord reserves the right during the term of the Lease or any renewal term, to maintain a sign on the front of the building having the approximate dimensions of 13' x 7" and bearing the following legend: "Building owned and operated by RALPH L. BRASS AND COMPANY, Fairfield, NJ 07004." Subject to the conditions set forth in this Lease, the Landlord also reserves the right to post signs on the premises during the last twelve months of the term of the Lease, advertising the premises for sale or for Lease.

54th: If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the Lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the premises, or the rents received there from, or some other form of assessment based in whole or in part on some other valuation of the Landlord's real property comprising the Premises, then and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within Lease.

Tenant's obligation to pay taxes pursuant to the paragraph immediately preceding this shall not include any inheritance or succession taxes or charges, franchise taxes, unincorporated business association taxes, income profit or revenue taxes, capital levy or capital stock tax of Landlord or any one of them, except to the extent that any of the foregoing taxes are in substitution for or replace in whole or in part, real estate taxes and are separately allocated or segregated as provided in the preceding paragraph.

Landlord hereby extends to the Tenant the right, at the Tenant's sole election, cost and expense, to appeal from any tax so assessed and reserves said right unto itself as well.

55th: If, due to condemnation, taking or seizure by any authority having the right of eminent domain, (i) over fifteen (15%) percent of the Leased premises is taken or seized, or (ii) over twenty-five (25%) percent of the ground about the subject building or (iii) if access to the Leased premises be denied, then the Lease shall, at the option of Lessee, terminate, from the date on which the condemning authority so seizes or denies access to the Leased premises or grounds, as aforesaid. Rent shall be due only until the time of surrender. In any event, Lessee shall have no right to any part of Landlord's condemnation award. The Lessee shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges incurred by Tenant as a result of such condemnation. If the whole or any part of the Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and each of the Parties may pursue any and all legal remedies available to them under the law. In the event of any partial taking which would not be cause for termination of this Lease or in the event of any partial taking in excess of the percentages provided above where Tenant elects to retain the balance of the Leased premises remaining after such taking, then and in either event, the rent shall abate in proportion to the premises taken or seized, with further adjustment where portions of the premises taken or seized, is of a more important or critical nature to Tenant's use of the Leased premises than that portion which remains. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the {Leased} Premises, at Lessor's sole cost and expense, promptly make such repairs and alterations, restore the building and/or improvements to the extent of the condemnation award.

56th: OPTION TO RENEW
Provided the Tenant is not in default beyond any applicable grace period pursuant to the terms and conditions of this Lease, the Tenant is hereby given the right and privilege to renew the Lease for a five year period, to commence at the end of the initial term of this Lease, upon the same terms and conditions as in this Lease, except as follows:

     A. There shall be paid annually during the renewal period a minimum base rent of $201,204.00 hereinafter referred to as the "Original Base Rent". The Original Base Rent shall be increased in the event of an increase in the Consumer Price Index based on application of the formula which is hereinafter defined as follows:

          At the inception of the five year renewal term, the Original Base Rent shall increase or decrease by the total annual increase or decrease of the "All Items" Index figures for the New York-Northeastern New Jersey average of the "Consumers Price Index for Urban Wage Earners and Clerical Workers" (1982-1984 equal to 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor ("Index") on an annualized per year basis as shown in the following example:


EXAMPLE:
--------
          Original Base Rent =              $201,204.00
          Index Increase year 1= 3%          207,240.12
          Index Increase year 2= 3%          213,457.32
          Index Increase year 3= 3%          219,861.04
          Index Increase year 4= 3%          226,456.87
          Index Increase year 5= 3%          233,250.58

          Renewal Base Rent= $233,250.58


Since the rent payment for at least the first month of the five year renewal term will have been paid prior to the determination of any applicable rent increase in excess of the Original Base Rent, any increase for months already elapsed after commencement of the renewal term shall then be added to the next monthly rent payment then becoming due and payable.

     B. Landlord agrees to give Tenant a right of first refusal on available space for Lease in the 39-41 Plymouth Street Complex upon written request by Tenant.

     C. It is understood and agreed that should the applicable Index figure not be published for any particular month when the same shall be applicable under the terms of this Lease, the last published figure prior to that date shall be used, but such prior figure shall not be retroactive for a period in excess of three (3) months. In the event that the applicable Index figure is not published due to discontinuance of the Index, then and in that event, the parties shall agree on an equivalent and substituted Consumer Price Index to be applied in the same manner as in this Lease provided.

     D. The right, option and privilege of the Tenant to renew this Lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord no later than twelve (12) months prior to the date fixed for the termination of the original term as herein before provided.

     E. If the base year(s) (1982-1984 equal to 100) herein above referred to with respect to the "index" shall be changed after the execution of this Lease, appropriate adjustments based on such new Cost of Living Index shall be made with respect to the Index figures in question so as to have a proper application under this Lease.

57th: Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Environmental Clean Up Responsibility Act. (N.J.S.A.13: IK-6, et seq.) hereinafter referred to as "ECRA", and the State of New Jersey Department of Environmental Protection and Energy INDUSTRIAL SITE RECOVERY ACT hereinafter referred to as "ISRA", and all regulations promulgated thereto prior to the expiration or earlier termination of the within Lease. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Leased premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay annual rent and additional rent to the Landlord from the date of surrender until such time as evidence of compliance with ECRA and or ISRA has been delivered to the Landlord. The within covenant shall survive the expiration of earlier termination of the Lease term. Landlord represents that the Premises are currently in full compliance with such laws.

58th: AIR, WATER, TOXIC WASTE AND GROUND POLLUTION

The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claims, damage, liability, costs, penalties or fines which the Landlord may suffer as a result of Air, Water, Toxic Waste or Ground Pollution caused by the Tenant in its use of the Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim that the Tenant is causing Air, Water, Toxic Waste or Ground Pollutions; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of Air, Water, Toxic Waste or Ground Pollution caused by the Tenant by its use of the Premises. Tenant agrees that it will, at the expiration of the Lease Term, comply with the requirements of the New Jersey State Environmental Clean-Up Responsibility Act, or the Industrial Site Recovery Act, or equivalent act, as the same may be applicable to the use and occupancy of the premises. The foregoing covenant shall survive the expiration or termination of the Lease. Landlord represents that the Premises are currently in full compliance with such laws.


                       THIS SPACE INTENTIONALLY LEFT BLANK

59th: This Lease is a net net Lease and all repairs and maintenance obligations of the premises are the Tenant's except for those specifically reserved under Paragraph 40thof this Lease.

The Premises as herein before described as the Premises shall include the building described in Exhibit A.

Where the tenancy is a multi-tenanted building and the Tenant shares with others common areas such as paving, roof, snowplowing, landscaping and other common area maintenance, then this Tenant's monetary obligation shall be based on the lesser of the pro-rata amount of the total square footage for the contracted service or upon 28.8% of the cost for the repairs and maintenance. This pro-rata shall not exceed 28.8%


WITNESS WHEREOF, the parties have inter-changeably set their hands or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed, this 25th day of April, 2000.

     By:                                              (L.S.)
     ------------------------------------------------
     RALPH L. BRASS & CO. (Landlord)


     By:                                              (L.S.)
     ------------------------------------------------
     ELITEAGENTS, INC.  (Tenant)


     Signed, Sealed and Delivered in the presence of:
                                                     --------------------------

                                    EXHIBIT A
                                    ---------

In consideration of the Lease Agreement between RALPH L. BRASS & CO. (Landlord) and ELITEAGENTS, INC. (Tenant), dated March 24, 2000 for the 17,496 square foot office Premises located at 39 Plymouth Street, Fairfield, NJ (84-2A), Landlord, at Landlord's sole cost and expense agrees to provide the following:

     1)   Paint the Premises.
     2) Replace stained or broken ceiling tiles and make best efforts to match ceiling tiles on a room by room basis.
     3) Carpet the Premises and clean the tiled floor immediately adjacent to the loading dock. Tenant may select carpet color from samples provided by Landlord.
     4) Convert the office adjacent to the lavatories into a lunchroom and provide roughed in plumbing with an allowance for sink and cabinetry not to exceed $500.00 (designated #1 on the attached plan).
     5) Create picture window opening to the same height as adjacent cubicles and remove door on rear office (designated #2 on the attached plan).
     6) Remove ramp and replace with steps at front entry to computer room (designated #3 on the attached plan)
     7) Expand existing office space into conference room (designated #4 On the attached plan).
     8)   Provide new weather stripping at the base of loading door.